Exhibit 99.1
Parker Reports Fiscal 2026 Third Quarter Results
Record Sales of $5.5 Billion Drive Record Cash Flow and Adjusted EPS; Orders +9%
CLEVELAND, April 30, 2026 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter ended March 31, 2026, that included the following highlights (compared with the prior year period):
Fiscal 2026 Third Quarter Highlights:
•Sales increased 11% to a record $5.5 billion; organic sales increased 6.5%
•Segment operating margin was 23.4%, an increase of 20 bps, or 26.7% adjusted, an increase of 40 bps
•Net income was $0.9 billion, a decrease of 6% compared with the third quarter of fiscal 2025 which included a one-time discrete tax benefit of $180 million
•Adjusted net income increased 16% to $1.0 billion
•EPS were $7.06, a decrease of 4% compared with the third quarter of fiscal 2025 which included a one-time discrete tax benefit of $1.37
•Adjusted EPS increased 18% to a record $8.17
•Year-to-date cash flow from operations was a record $2.6 billion, or 16.7% of sales
•Repurchased $275 million of shares in the quarter
•Company increases outlook for sales and EPS
“Our global team delivered another quarter of record performance,” said Jenny Parmentier, Chairman and Chief Executive Officer. “In the third quarter, we reported record sales, adjusted segment operating income and margin, adjusted earnings per share and year-to-date operating cash flow. These results reflect the strength of our focused portfolio and our ability to use the tools in The Win Strategy™ to best serve the needs of our customers. With strong orders and record backlog, we are raising our outlook and now expect mid-teens adjusted EPS growth for the year. Our focus on being great generators and deployers of cash is underscored by our recent decision to raise our quarterly cash dividend by 11%. This extends our track record of increasing our annual dividend payout, which now stands at 70 consecutive fiscal years.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Guidance for the fiscal year ending June 30, 2026 has been updated. The company expects:
•Reported sales growth of 7%.
•Organic sales growth of 5.5%; acquisitions of 1%, divestitures of (1%), and currency of 1.5%.
•Segment operating margin of 23.9%, or 27.2% on an adjusted basis.
•EPS of $27.10, or $31.20 on an adjusted basis.

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY26 Q3	FY25 Q3	Change		Organic Growth
Sales	$2,141	$2,031	5.4%		2.8%
Segment Operating Income	$484	$467	3.6%
Segment Operating Margin	22.6%	23.0%	-40	bps
Adjusted Segment Operating Income	$541	$513	5.5%
Adjusted Segment Operating Margin	25.3%	25.2%	10	bps
•Record adjusted segment operating margin
•Organic growth of 2.8% driven by in-plant & industrial, off-highway and energy
•Order rates remain strong at 7%

International Businesses
$ in mm	FY26 Q3	FY25 Q3	Change		Organic Growth
Sales	$1,531	$1,358	12.7%		3.3%
Segment Operating Income	$341	$312	9.3%
Segment Operating Margin	22.3%	23.0%	-70	bps
Adjusted Segment Operating Income	$387	$340	13.8%
Adjusted Segment Operating Margin	25.3%	25.1%	20	bps
•Record sales led by Asia with 9.6% organic growth
•Record adjusted segment operating margin
•Order rates at 6% driven by long-cycle electronics and defense bookings
Aerospace Systems Segment

$ in mm	FY26 Q3	FY25 Q3	Change		Organic Growth
Sales	$1,814	$1,571	15.5%		14.2%
Segment Operating Income	$457	$373	22.5%
Segment Operating Margin	25.2%	23.7%	150	bps
Adjusted Segment Operating Income	$536	$451	18.8%
Adjusted Segment Operating Margin	29.5%	28.7%	80	bps
•Record sales on 22% commercial OEM growth and 14% aftermarket growth
•Record adjusted segment operating margin
•Order rates at 14%, with double-digit growth across both OEM and aftermarket
Order Rates

FY26 Q3
Parker	+9%
Diversified Industrial Segment - North America Businesses	+7%
Diversified Industrial Segment - International Businesses	+6%
Aerospace Systems Segment	+14%
•Order rates remain strong at 9% with all reported businesses generating positive growth
•Backlog increased to a record $12.5 billion, with increases in both Diversified Industrial and Aerospace Systems Segments

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2026 third quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending March 31, 2026, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates, and exclude divestitures. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted segment operating margin for Parker and by segment; (d) adjusted segment operating income for Parker and by segment; and (e) organic sales growth. These measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. Although these measures are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter versus the prior period. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the pending acquisition of Filtration Group Corporation and the integration of Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts, including geopolitical tensions in the Middle East, and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and other periodic filings made with the SEC.

###

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2026

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(In millions, except per share amounts)	2026	2025	2026	2025
Net sales	$5,486	$4,960	$15,744	$14,607
Cost of sales	3,469	3,130	9,889	9,250
Selling, general and administrative expenses	884	785	2,594	2,416
Interest expense	99	96	306	310
Other expense (income), net	(85)	(46)	(268)	(405)
Income before income taxes	1,119	995	3,223	3,036
Income taxes	215	33	666	427
Net income	904	962	2,557	2,609
Less: Noncontrolling interests	—	1	—	1
Net income attributable to common shareholders	$904	$961	$2,557	$2,608

Earnings per share attributable to common shareholders:
Basic	$7.16	$7.48	$20.24	$20.28
Diluted	$7.06	$7.37	$19.95	$19.97

Weighted average shares outstanding:
Basic	126.2	128.4	126.3	128.6
Diluted	128.0	130.3	128.2	130.6

Cash dividends per common share	$1.80	$1.63	$5.40	$4.89

BUSINESS SEGMENT INFORMATION

	Three Months Ended		Nine Months Ended
(Unaudited)	March 31,		March 31,
(Dollars in millions)	2026	2025	2026	2025
Net sales
Diversified Industrial	$3,672	$3,389	$10,583	$10,098
Aerospace Systems	1,814	1,571	5,161	4,509
Total net sales	$5,486	$4,960	$15,744	$14,607
Segment operating income
Diversified Industrial	$825	$779	$2,438	$2,273
Aerospace Systems	457	373	1,311	1,034
Total segment operating income	1,282	1,152	3,749	3,307
Corporate general and administrative expenses	53	44	155	149
Income before interest expense and other expense (income), net	1,229	1,108	3,594	3,158
Interest expense	99	96	306	310
Other expense (income), net	11	17	65	(188)
Income before income taxes	$1,119	$995	$3,223	$3,036

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2026
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED SEGMENT OPERATING INCOME AND ORGANIC SALES GROWTH RECONCILIATION

	Three Months Ended March 31, 2026					Three Months Ended March 31, 2025
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$2,141	$1,531	$3,672	$1,814	$5,486	$2,031	$1,358	$3,389	$1,571	$4,960

Segment operating income	$484	$341	$825	$457	$1,282	$467	$312	$779	$373	$1,152
Adjustments:
Amortization of acquired intangibles	48	23	71	77	148	40	21	61	75	136
Business realignment charges	3	21	24	1	25	4	6	10	—	10
Integration costs to achieve	5	—	5	1	6	2	1	3	3	6
Acquisition-related expenses	1	2	3	—	3	—	—	—	—	—
Adjusted segment operating income	$541	$387	$928	$536	$1,464	$513	$340	$853	$451	$1,304

Segment operating margin	22.6%	22.3%	22.5%	25.2%	23.4%	23.0%	23.0%	23.0%	23.7%	23.2%
Adjusted segment operating margin	25.3%	25.3%	25.3%	29.5%	26.7%	25.2%	25.1%	25.2%	28.7%	26.3%

Reported sales growth	5.4%	12.7%	8.4%	15.5%	10.6%
Currency	0.6%	6.7%	3.2%	1.3%	2.6%
Acquisitions	2.0%	2.7%	2.2%	—%	1.5%
Organic sales growth	2.8%	3.3%	3.0%	14.2%	6.5%

	Nine Months Ended March 31, 2026					Nine Months Ended March 31, 2025
	Diversified Industrial Segment			Aerospace Systems Segment		Diversified Industrial Segment			Aerospace Systems Segment
(Unaudited) (Dollars in millions)	North America	Int'l	Total		Total	North America	Int'l	Total		Total
Net sales	$6,171	$4,412	$10,583	$5,161	$15,744	$6,059	$4,039	$10,098	$4,509	$14,607

Segment operating income	$1,435	$1,003	$2,438	$1,311	$3,749	$1,378	$895	$2,273	$1,034	$3,307
Adjustments:
Amortization of acquired intangibles	139	69	208	228	436	124	65	189	225	414
Business realignment charges	7	44	51	2	53	13	26	39	—	39
Integration costs to achieve	10	1	11	2	13	3	1	4	15	19
Acquisition-related expenses	6	5	11	—	11	—	—	—	—	—
Adjusted segment operating income	$1,597	$1,122	$2,719	$1,543	$4,262	$1,518	$987	$2,505	$1,274	$3,779

Segment operating margin	23.3%	22.7%	23.0%	25.4%	23.8%	22.7%	22.2%	22.5%	22.9%	22.6%
Adjusted segment operating margin	25.9%	25.4%	25.7%	29.9%	27.1%	25.0%	24.4%	24.8%	28.3%	25.9%

Reported sales growth	1.8%	9.2%	4.8%	14.5%	7.8%
Currency	0.3%	4.4%	1.9%	1.0%	1.7%
Divestitures	(2.4)%	—%	(1.4)%	—%	(1.0)%
Acquisitions	1.4%	1.8%	1.6%	—%	1.1%
Organic sales growth	2.5%	3.0%	2.7%	13.5%	6.0%

DIVERSIFIED INDUSTRIAL INTERNATIONAL BUSINESSES - ORGANIC SALES GROWTH SUPPLEMENT

	Three Months Ended March 31, 2026				Nine Months Ended March 31, 2026
(Unaudited)	Europe	Asia Pacific	Latin America	Total	Europe	Asia Pacific	Latin America	Total
Reported sales growth	11.9%	15.9%	(1.4)%	12.7%	8.6%	11.5%	(0.1)%	9.2%
Currency	9.7%	2.5%	6.1%	6.7%	7.3%	0.7%	3.4%	4.4%
Acquisitions	2.1%	3.8%	—%	2.7%	1.4%	2.7%	—%	1.8%
Organic sales growth	0.1%	9.6%	(7.5)%	3.3%	(0.1)%	8.1%	(3.5)%	3.0%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2026
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATIONS

ADJUSTED NET INCOME[1] AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended March 31,				Nine Months Ended March 31,
(Unaudited)	2026		2025		2026		2025
(Dollars in millions, except per share amounts)	Net Income[1]	Diluted EPS	Net Income[1]	Diluted EPS	Net Income[1]	Diluted EPS	Net Income[1]	Diluted EPS
As reported	$904	$7.06	$961	$7.37	$2,557	$19.95	$2,608	$19.97
Adjustments:
Amortization of acquired intangibles	148	1.16	136	1.04	436	3.40	414	3.17
Business realignment charges	25	0.19	9	0.08	53	0.41	40	0.31
Integration costs to achieve	6	0.05	6	0.04	13	0.10	19	0.14
Gain on sale of building	—	—	—	—	—	—	(10)	(0.08)
Gain on divestitures	—	—	—	—	—	—	(250)	(1.91)
Acquisition-related expenses[2]	6	0.04	—	—	34	0.26	—	—
Insurance-related charges (recoveries)	—	—	8	0.06	(20)	(0.15)	8	0.06
Tax effect of adjustments[3]	(43)	(0.33)	(36)	(0.28)	(120)	(0.92)	(82)	(0.61)
Discrete tax benefits[4]	—	—	(180)	(1.37)	—	—	(180)	(1.37)
As adjusted	$1,046	$8.17	$904	$6.94	$2,953	$23.05	$2,567	$19.68

[1]Represents net income attributable to common shareholders.
[2]Acquisition-related expenses include transaction costs and charges related to the fair value step up of acquired inventory.
[3]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

[4] Fiscal year 2025 relates to a release of a tax valuation allowance.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2026

CONSOLIDATED BALANCE SHEETS

(Unaudited)	March 31,	June 30,
(Dollars in millions)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$476	$467
Trade accounts receivable, net	3,161	2,910
Non-trade and notes receivable	307	318
Inventories	3,179	2,839
Prepaid expenses	292	263
Other current assets	193	153
Total current assets	7,608	6,950
Property, plant and equipment, net	2,959	2,937
Deferred income taxes	267	270
Other long-term assets	1,324	1,269
Intangible assets, net	7,425	7,374
Goodwill	11,096	10,694
Total assets	$30,679	$29,494

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$2,813	$1,791
Accounts payable, trade	2,296	2,126
Accrued payrolls and other compensation	560	587
Accrued domestic and foreign taxes	233	382
Other current liabilities	835	933
Total current liabilities	6,737	5,819
Long-term debt	6,769	7,494
Pensions and other postretirement benefits	233	267
Deferred income taxes	1,606	1,490
Other long-term liabilities	717	733
Shareholders' equity	14,609	13,682
Noncontrolling interests	8	9
Total liabilities and equity	$30,679	$29,494

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2026

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
(Unaudited)	March 31,
(Dollars in millions)	2026	2025
Cash flows from operating activities:
Net income	$2,557	$2,609
Depreciation	264	263
Amortization	436	414
Stock-based compensation expense	145	130
Gain on sale of businesses	(1)	(253)
Net change in receivables, inventories and trade payables	(301)	(102)
Net change in other assets and liabilities	(428)	(515)
Other, net	(44)	(237)
Net cash provided by operating activities	2,628	2,309
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,014)	—
Capital expenditures	(286)	(304)
Proceeds from sale of property, plant and equipment	37	32
Proceeds from sale of businesses	1	623
Other, net	23	(6)
Net cash (used in) provided by investing activities	(1,239)	345
Cash flows from financing activities:
Payments for common shares	(1,007)	(860)
Net proceeds from (payments for) debt	321	(1,194)
Dividends paid	(683)	(630)
Other, net	(1)	3
Net cash used in financing activities	(1,370)	(2,681)
Effect of exchange rate changes on cash	(10)	14
Net increase (decrease) in cash and cash equivalents	9	(13)
Cash and cash equivalents at beginning of year	467	422
Cash and cash equivalents at end of period	$476	$409

Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2026

RECONCILIATION OF FORECASTED REPORTED SALES GROWTH TO FORECASTED ORGANIC SALES GROWTH

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted reported sales growth	~7%
Adjustments:
Currency	~(1.5%)
Acquisitions	~(1%)
Divestitures	~1%
Forecasted organic sales growth	~5.5%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2026
Forecasted segment operating margin	~23.9%
Adjustments:
Business realignment charges	~0.3%
Amortization of acquired intangibles	~2.8%
Integration costs to achieve	~0.1%
Acquisition-related expenses	~0.1%
Adjusted forecasted segment operating margin	~27.2%

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2026
Forecasted earnings per diluted share	~$27.10
Adjustments:
Business realignment charges	0.53
Amortization of acquired intangibles	4.56
Acquisition-related expenses	0.26
Integration costs to achieve	0.13
Insurance-related charges (recoveries)	(0.16)
Tax effect of adjustments[1]	(1.22)
Adjusted forecasted earnings per diluted share	~$31.20

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Note: Totals may not foot due to rounding